                                                                  Exhibit 10.16
                                  Perquisites
                                  Executive Flexible Perquisites Program



                                  The Flexible Perquisites Program provides you with a wide range of services and gives you the flexibility to create a personalized spending or savings program.
How The
Program Works
                                  As an officer, you are automatically enrolled in the plan. In January of each year you may receive an annual flexible allowance to apply to the cost of certain services. A menu of services is provided from which you may build the program most valuable to you. Current allowances are as follows:

                                  o  Chairman and Chief Executive Officer,
                                     President, Executive Vice Presidents,
                                     and Senior Vice Presidents      $15,500

                                  o  All other officers              $14,000


                                  Perquisite allowances are subject to income tax withholding at the time of grant.

                                  Officers appointed on or after July 1 of any year are eligible for a 50 percent allowance for the year of appointment.

                                  Flexible Perquisite Menu

                                  The following is a list of approved
                                  perquisites. You may choose the provider for any given service and authorize payments or reimbursements from your account accordingly.* There are no cost limits for these perquisites as long as you do not exceed the current year's allowance plus any unused allowance carried over from prior years.



                                  * The company will not recognize statements for services rendered from PG&E employees or from relatives of a participating officer.

                                  Executive Flexible Perquisites Program


                                  Financial Planning includes retirement
                                  counseling, insurance analysis, cash-flow planning, investment planning, debt management, estate planning, portfolio management, and stock option and Savings Fund Plan counseling.

                                  Tax Preparation includes annual fees for preparing federal and state income tax returns, as well as tax consultation and assistance with revenue examining agencies on tax returns filed.

                                  Legal Counsel includes advice pertaining to financial, estate, or legal matters. Your allowance cannot be used for fees incurred in any action in which your interest is inimical to the company.

                                  Health, Business, or Professional Club
                                  Membership includes annual membership dues and related annual fees (such as locker, storage, or rental fees). Clubs with discriminatory practices are ineligible for payment. You may also use your allowance to purchase home exercise equipment.

                                  The company wants you to maintain good
                                  health, and therefore will continue to pay for annual physical examinations under the Executive Health Program. This cost will not be charged against your flexible perquisite allowance. (Refer to the Executive Health Program section of this binder for more information.)

                                  Insurance includes the purchase of
                                  supplemental life, disability, and accidental death and dismemberment insurance, as well as personal liability and automobile insurance coverage to meet your personal needs.

                                  Home Security System includes any home
                                  security device for use in your primary
                                  residence (such as electrical or mechanical alarms, lighting, electrical fences or cameras).

                                  For your convenience, a list of various
                                  providers of perquisite services is provided in the Contacts section of the binder. Of course, this list is not meant as a recommendation. The choice of providers is entirely yours.

                                  Executive Flexible Perquisites Program


                                  Unused Allowance

                                  Your perquisite dollars accrue in a non
                                  interest-bearing account until you wish to use those amounts. You may accrue unused allowances from year to year, up to a maximum of four times the annual allowance. Once this maximum is reached, no further allowances will be granted until the accrued allowances are used. Further allowances will be granted only in amounts that will not exceed the maximum. The four-year maximum accrued amount cannot be exceeded at any time.

                                  Reimbursement Procedures

                                  Reimbursement payments may be made in one of three ways:

                                  1.  You may pay the invoice and submit it
                                      with a completed payment authorization
                                      form to Executive Payroll. (Refer to the Forms section of this binder for a sample of this form.) This form must be submitted to Executive Payroll during the year the benefit is received (or, if the benefit was provided in November or December, no later than March 31 of the following year). The reimbursement check will be sent directly to you.

                                  2.  You may have a provider of the service
                                      forward the unpaid invoice directly to
                                      Executive Payroll. A payment
                                      authorization form, completed by you,
                                      must accompany the provider's invoice.
                                      The form and unpaid invoice must be
                                      submitted to the company during the year the benefit is received (or, if the benefit was provided in November or December, no later than March 31 of the following year). The check will be sent directly to the provider of the service.

                                  3. The company may pay for eligible expenses and charge your allowance account accordingly. Executive Payroll will issue all checks within 10 working days after receiving proper documentation.

                                  Executive Flexible Perquisites Program


More You
Should Know
                                  o   In connection with the perquisites
                                      program, you will be sent:

                                      -  Quarterly statements itemizing
                                         activity and unused allowances.

                                      -  An annual statement summarizing the
                                         current year's activities and
                                         itemizing eligible perquisites and
                                         available dollars (including
                                         accumulated amounts, if any) for the
                                         following year.

                                  o   If you are promoted to a senior officer
                                      position, changes in your allowance will become effective on the date of your promotion.

                                  o   If your employment is terminated due to
                                      death, unused balances in your perquisite account will be paid or reimbursed to your beneficiary or estate.

                                  o   If you retire or become disabled, or if
                                      your employment is terminated for any
                                      other reason, unused balances in your
                                      perquisite account will be paid to you as soon as practicable.

                                  o   You may defer all or a portion of your
                                      annual Flexible Perquisites allowance
                                      through the Deferred Compensation Plan.